EX-99.77Q1A2


                      THE PREFERRED GROUP OF MUTUAL FUNDS

                                AMENDMENT NO. 4

                       AGREEMENT AND DECLARATION OF TRUST


     The undersigned, being a majority of the Trustees of The Preferred Group of Mutual Funds, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated November 19, 1991, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No. 4 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of
Section 6 of Article III of the Agreement as follows:

      "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "Preferred Growth Fund","Preferred Value Fund","Preferred International Fund", "Preferred Small Cap Fund", "Preferred Asset Allocation Fund", "Preferred Balanced Fund", "Preferred Fixed Income Fund","Preferred Short-Term Government Securities Fund", "Preferred Money Market Fund", shall be, and are hereby established and designated."






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     The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 25th day of October, 1995.



                                         P. Michael Pond
                                         ----------------------------------
                                         P. Michael Pond

                                         Gary M. Anna
                                         ----------------------------------
                                         Gary M. Anna

                                         William F. Bahl
                                         ----------------------------------
                                         William F. Bahl

                                         James F. Masterson
                                         ----------------------------------
                                         James F. Masterson

                                         Dixie L. Mills
                                         ----------------------------------
                                         Dixie L. Mills




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STATE OF ILLINOIS  )
                   )    ss:
COUNTY OF          )




     Then personally appeared before me each of the above-named Trustees and acknowledged the foregoing instrument to be their free act and deed.


Dated:  October 25, 1995                   --------------------------------
                                           Notary Public

                                           My Commission Expires:
                                                            , 199
                                                 -------- --     --





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